SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                       Securities Exchange Act of 1943

                      Date of Report:						May 16, 1994



                      BROWN & SHARPE MANUFACTURING COMPANY
              (Exact name of Registrant as specified in its charter)


 	DELAWARE	                           1-5881	               050113140
	(State or other jurisdiction of	  (Commission          	(I.R.S. Employer
	incorporation of organization)	   File Number)	         Identification No.)

Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island 02852 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code    401-886-2000



Item 2.	Acquisition or Disposition of Assets

	Brown & Sharpe Manufacturing Company through its subsidiary Brown & Sharpe International Capital Corporation purchased, on March 24, 1994, the stock of the French company Ets. Pierre Roch, S.A. (Roch) and its German sister company, Mauser Prazisions - Messmittel GmbH, which together manufacture and market micrometers, calipers, height gages, digital indicators, and other similar precision measuring instrument products. The business is headquartered in Luneville, France which is its sole manufacturing site. The German operation is a sales office. These operations were purchased from Diehl GmbH & Co. of Nurnberg, Germany ("Diehl"). The Company intends to continue using the acquired assets in businesses in which they have been previously employed.

	The purchase price was delivery to Diehl of 175,000 shares of Brown & Sharpe Class A Common Stock, subject to certain post closing adjustments and granting Diehl the right to receive additional 50,000 shares of such stock in the event the Company's Class A Common Stock attains a market price of $15 or more per share for a total of 30 days or more during any twelve month period within the five years following the purchase. The purchase price was determined through negotiation by the parties subject to adjustment based on specified closing balance sheet changes. Roch entered into a nine year lease agreement to lease the Luneville facility from Societe Immobiliere Lunevilloise S.A.R.L., a subsidiary of Diehl, for about $34,000 annually and has options to purchase the facility during the lease term.

	The acquisition has been accounted for by the purchase method of accounting, and accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on an estimate of their fair values at the date of acquisition. The book value of the net assets exceeded the purchase price before allocation by approximately $2,100. The estimated fair values of assets and liabilities after allocation are summarized as follows:

	Cash	                          $	1,380,000
	Accounts receivable	            	2,700,000
	Inventory		                      3,250,000
	Machinery and equipment		          510,000
	Accounts payable and accruals  		3,880,000
	Short-term debt	                	2,350,000
	Long-term debt		                   410,000
                                -----------
		                              $	1,200,000

	The results of operations of the acquired entities are not yet available as those companies have not previously reported results under U.S. Generally Accepted Accounting Principles (U.S. GAAP). The operating results of these companies will be included in the consolidated Brown & Sharpe operating results beginning in the second quarter of 1994.

Item 7.	Financial Statements and Exhibits

        (a)	Financial Statements of Companies Acquired

	Item 2. requires the filing of audited financial statements of the acquired companies for the years ended December 31, 1991, 1992, and 1993.
         Brown & Sharpe is currently obtaining audit reports and financial statements prepared under U.S. GAAP.  Accordingly, the Company herein elects a 60 day extension until June 8, 1994 (75 days from the acquisition date) to file these statements.

(b)	Pro Forma Financial Information

	Pro forma financial information for 1993 will also be provided under cover of Form 8 by June 8, 1994.



(c)	Exhibit

Share Purchase and Transfer Agreement dated March 24, 1994, by and between Diehl GmbH & Co., a German company, and Brown & Sharpe Manufacturing Company and Brown & Sharpe International Capital Corporation, both Delaware corporations. Except for Exhibit 13.3.1 to the foregoing Agreement a Commercial Lease Agreement proposed to be entered into between Societe Immobiliere Lunevilloise S.A.R.L., a subsidiary of Diehl, and Ets. Pierre Roch S.A. as part of the transaction, no additional schedules or exhibits to the foregoing exhibit are being filed, but are referred to in the schedule list included in the exhibit. A copy of such schedules will be furnished supplementally to the Commission by the registrant upon request.






                             SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              			BROWN & SHARPE MANUFACTURING COMPANY



Date:  May 16, 1994	By:		                 /s/ Charles A. Junkunc
                                         	   	Charles A. Junkunc
		                                            Vice President and Chief
                                              Financial Officer